BioSpecifics Technologies Corp. to Present at
CapStone Investments’ Third Annual Small-Cap
Investor Conference

LYNBROOK, NY – July 22, 2009 - BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products, today announced that BioSpecifics’ President, Tom Wegman, will present at the upcoming CapStone Investments’ Third Annual Small-Cap Investor Conference on Wednesday, July 29, 2009, at 9:30am CT at the Hyatt Regency in Milwaukee, WI.

A live webcast of the presentation can be accessed under "Calendar of Events" in the Investor Relations section of the Company’s website at www.biospecifics.com, or you may use the link: http://www.wsw.com/webcast/capstone/bstc.ob/.

An archived version of the webcast will be available for 90 days on the BioSpecifics website.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for three clinical indications: Dupuytren's disease; Peyronie's disease; and frozen shoulder (adhesive capsulitis). Its strategic partner Auxilium Pharmaceuticals, Inc. has announced the acceptance of the Biologic License Application (BLA) and Priority Review by the U.S. Food and Drug Administration for injectable collagenase XIAFLEX(TM) in the treatment of Dupuytren's disease. Pfizer, Inc. is responsible for marketing XIAFLEX product in Europe.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com